UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sandpointe Avenue, Suite 700, Santa Ana, California	92707-5759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (657) 335-3665

N/A

(Former name or former address, if changed since last report.)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DCO	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2023 Annual Meeting of Shareholders on April 26, 2023. At the 2023 Annual Meeting, the shareholders approved (1) the election of Ms. Samara A. Strycker and Messrs. Richard A. Baldridge and Stephen G. Oswald as directors to serve for three-year terms ending at the Company’s 2026 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified, (2) the Company’s named executive compensation on an advisory basis, (3) one-year frequency for future advisory votes on named executive compensation, and (4) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023. The shareholder vote on these matters was as follows:

	For	Withheld	Broker Non-Votes
Election of Richard A. Baldridge for a three-year term expiring in 2026	9,876,847	449,575	1,045,620
Election of Stephen G. Oswald for a three-year term expiring in 2026	9,891,742	434,680	1,045,620
Election of Samara A. Strycker for a three-year term expiring in 2026	10,029,120	297,302	1,045,620

	For	Against	Abstain	Broker Non-Votes
Approval of the Company’s executive compensation on an advisory basis	10,234,740	82,403	9,279	1,045,620

	3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
Advisory vote on the frequency of future advisory votes on executive compensation	1,583,879	451,176	8,137,043	91,104	1,045,620

	For	Against	Abstain
Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023	11,138,808	225,944	7,290

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: April 26, 2023	By:	/s/ Christopher D. Wampler
Christopher D. Wampler
Vice President, Chief Financial Officer, Controller and
Treasurer